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                                                                     EXHIBIT 4.1


                   OPENTV 2001 NONSTATUTORY STOCK OPTION PLAN


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                               TABLE OF CONTENTS

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SECTION 1.  INTRODUCTION .........................................     1


SECTION 2.  DEFINITIONS ..........................................     1

            (a)   "Affiliate" ....................................     1
            (b)   "Board" ........................................     1
            (c)   "Code" .........................................     1
            (d)   "Committee" ....................................     1
            (e)   "Company" ......................................     1
            (f)   "Consultant" ...................................     2
            (g)   "Corporate Transaction" ........................     2
            (h)   "Director" .....................................     2
            (i)   "Disability" ...................................     2
            (j)   "Eligible Employee" ............................     2
            (k)   "Employee" .....................................     2
            (l)   "Exchange Act" .................................     2
            (m)   "Exercise Price" ...............................     2
            (n)   "Fair Market Value" ............................     2
            (o)   "Grant" ........................................     3
            (p)   "Nonstatutory Stock Option" or "NSO" ...........     3
            (q)   "Option" .......................................     3
            (r)   "Optionee" .....................................     3
            (s)   "Parent" .......................................     3
            (t)   "Plan" .........................................     3
            (u)   "Securities Act" ...............................     3
            (v)   "Service" ......................................     3
            (w)   "Share" ........................................     3
            (x)   "Stock Option Agreement" .......................     3
            (y)   "Subsidiary" ...................................     3

SECTION 3.  ADMINISTRATION .......................................     4

            (a)   Committee Composition ..........................     4
            (b)   Authority of the Committee .....................     4
            (c)   Indemnification ................................     4

SECTION 4.  ELIGIBILITY ..........................................     5


SECTION 5.  SHARES SUBJECT TO PLAN ...............................     5

            (a)   Basic Limitation ...............................     5
            (b)   Additional Shares ..............................     5
            (c)   Dividend Equivalents ...........................     5
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SECTION 6.   TERMS AND CONDITIONS OF OPTIONS .................     5

             (a)  Stock Option Agreement .....................     5
             (b)  Number of Shares ...........................     5
             (c)  Exercise Price .............................     5
             (d)  Exercisability and Term ....................     6
             (e)  Modifications or Assumption of Options .....     6
             (f)  Transferability of Options .................     6
             (g)  Restrictions on Transfer ...................     6

SECTION 7.   PAYMENT FOR OPTION SHARES .......................     6

             (a)  General Rule ...............................     6
             (b)  Surrender of Shares ........................     6
             (c)  Promissory Note ............................     7
             (d)  Broker Assisted Cashless Exercise ..........     7
             (e)  Other Forms of Payment .....................     7

SECTION 8.   PROTECTION AGAINST DILUTION .....................     7

             (a)  Adjustments ................................     7
             (b)  Optionee Rights ............................     7

SECTION 9.   EFFECT OF A CORPORATE TRANSACTION ...............     7

SECTION 10.  LIMITATIONS ON RIGHTS ...........................     8

             (a)  Retention Rights ...........................     8
             (b)  Shareholders' Rights .......................     9
             (c)  Regulatory Requirements ....................     9

SECTION 11.  WITHHOLDING TAXES ...............................     9

             (a)  General ....................................     9
             (b)  Share Withholding ..........................     9

SECTION 12.  DURATION AND AMENDMENTS .........................     9

             (a)  Term of the Plan ...........................     9
             (b)  Right to Amend or Terminate the Plan .......     9

SECTION 13.  EXECUTION .......................................    10
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                                      -ii-


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                                     OPENTV

                       2001 NONSTATUTORY STOCK OPTION PLAN

SECTION 1.  INTRODUCTION.

         The Company's Board of Directors adopted the OpenTV 2001 Stock Option Plan effective as of October 23, 2001.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Eligible Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

         The Plan seeks to achieve this purpose by providing for Options (which will constitute Nonstatutory Stock Options).

         The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any Stock Option Agreement.

SECTION 2.  DEFINITIONS.

         (a) "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

         (b) "Board" means the Board of Directors of the Company, as constituted from time to time.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan. The initial Committee shall be the Compensation Committee of the Board as constituted on the effective date of this Plan.

         (e) "Company" means OpenTV Corp., a British Virgin Islands international business company.

         (f) "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or director of such entities.

         (g) "Corporate Transaction" means either of the following shareholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

             (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

                  A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the jurisdiction of the Company's organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

         (h) "Director" means a member of the Board.

         (i) "Disability" means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

         (j) "Eligible Employee" means an Employee or Consultant who has been selected by the Committee to receive an Option under the Plan.

         (k) "Employee" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate, other than employees who are designated as executive officers within the meaning of item 401(b) of Regulation S-K promulgated under the Exchange Act.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Exercise Price" means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

         (n) "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

             (i) If the Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of the Shares on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Shares on the date in question, then the Fair Market

                                        2

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         Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii) If the Shares are at the time listed on any Share Exchange, then the Fair Market Value shall be the closing selling price per share of the Shares on the date in question on the Share Exchange determined by the Committee to be the primary market for the Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (iii) If the Shares are at the time neither listed on any Share Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

         (o) "Grant" means any grant of an Option under the Plan.

         (p) "Nonstatutory Stock Option" or "NSO" means a stock option that is not intended to satisfy the requirements described in Section 422(b) of the Code.

         (q) "Option" means an NSO granted under the Plan entitling the Optionee to purchase Shares.

         (r) "Optionee" means an individual, estate or other entity that holds an Option.

         (s) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         (t) "Plan" means this OpenTV Nonstatutory 2001 Stock Option Plan as it may be amended from time to time.

         (u) "Securities Act" means the Securities Act of 1933, as amended.

         (v) "Service" means service as an Employee, director or Consultant, except to the extent otherwise provided in the Stock Option Agreement.

         (w) "Share" means one (1) Class A Ordinary Share of the Company.

         (x) "Stock Option Agreement" means the agreement described in Section 6 evidencing each Grant of an Option.

         (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than

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         the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

         (a) Committee Composition. The Plan shall be administered by the Committee appointed by, and consisting of one or more members of the Board. The Board shall consider in selecting the members of any Committee that will (or may) take action with respect to any person subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Committee deems appropriate. Committee members shall serve such period as the Board may determine, subject to removal by the Board at any time.

         (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

             (i) selecting Eligible Employees who are to receive Options under the Plan;

             (ii) determining the number, vesting requirements and other features and conditions of such Options;

             (iii) interpreting the Plan; and

             (iv) making all other decisions relating to the operation of the Plan.

         The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         (c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from
         (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle

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         and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Memorandum of Association or Articles of Association, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.   ELIGIBILITY.

         Only Employees and Consultants shall be eligible for designation as Eligible Employees by the Committee.

SECTION 5.   SHARES SUBJECT TO PLAN.

         (a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Grants under the Plan shall not exceed 500,000 Shares on a fully diluted basis, subject to adjustment pursuant to
         Section 8.

         (b) Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then such Options shall again become available for Grants under the Plan.

         (c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Options available for Grants.

SECTION 6.   TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify that the Option is an NSO.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

         (c) Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement.

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         (d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

         (e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

         (f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (g) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7.   PAYMENT FOR OPTION SHARES.

         (a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except that the Committee may in its discretion, at the time of the Grant, specify that payment may be made in any form(s) described in this Section 7.

         (b) Surrender of Shares. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already

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         been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) Promissory Note. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note with a rate of interest that will not result in a compensation expense for the Company.

         (d) Broker Assisted Cashless Exercise. To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

         (e) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8.   PROTECTION AGAINST DILUTION.

         (a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence:

             (i)   the number of Options available for future Grants under
         Section 5;

             (ii)  the number of Shares covered by each outstanding Option; and

             (iii) the Exercise Price under each outstanding Option

         shall be adjusted to take into account the applicable transaction.

         (b) Optionee Rights. Except as provided in this Section 8, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 9.   EFFECT OF A CORPORATE TRANSACTION.

         (a) Each Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Shares subject to that Option and may be exercised for any or all of those Shares as fully-vested

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         Shares. However, an outstanding Option shall not vest on such an accelerated basis if and to the extent: (i) such Option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction; (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option Shares; or
         (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant.

         (b) With respect to any unvested Shares which were subject to an early exercise by the Optionee, all outstanding repurchase rights shall also terminate automatically, and the Shares subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

         (c) Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         (d) Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option.

         (e) The Committee shall have the discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding Options (and the immediate termination of the Company's repurchase rights with respect to the shares subject to those Options) upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed in the Corporate Transaction.

         (f) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 10.  LIMITATIONS ON RIGHTS.

         (a) Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to become or remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its

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         Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Memorandum of Association or Articles of Association and a written employment agreement (if any).

         (b) Shareholders' Rights. An Optionee shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Option prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in
         Section 8.

         (c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Shares, including but not limited to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11.  WITHHOLDING TAXES.

         (a) General. An Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Option. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         (b) Share Withholding. As long as a public market for the Company's Shares exists, the Committee may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 12.  DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board. The Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 12(b).

         (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment

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         thereof, shall not affect any Option previously granted under the Plan.
         No Options shall be granted under the Plan after the Plan's termination.

SECTION 13.  EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                 OpenTV Corp.



                                 By /s/ James Ackerman

                                 Title Chief Executive Officer

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